Exhibit 4.10

THIS INSTRUMENT AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”) DATED AS OF JULY 5, 2023, BY AND AMONG ABACUS INVESTMENT SPV, LLC (“SUBORDINATED CREDITOR”), OWL ROCK CAPITAL CORPORATION, AS AGENT FOR ALL SENIOR LENDERS PARTY TO THE SENIOR LOAN AGREEMENT (AS SUCH TERMS ARE DEFINED IN THE SUBORDINATION AGREEMENT) (IN SUCH CAPACITY, THE “SENIOR AGENT”), ABACUS LIFE, INC., A DELAWARE CORPORATION (“BORROWER”), AND EACH OTHER LOAN PARTY PARTY THERETO, AND THE OTHER SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT) TO THE SENIOR DEBT (AS DEFINED IN THE SUBORDINATION AGREEMENT, AND SUCH INDEBTEDNESS CONSTITUTES “SUBORDINATED DEBT” FOR ALL PURPOSES OF THE SUBORDINATION AGREEMENT). THE SUBORDINATED CREDITOR AND EACH OTHER CREDITOR UNDER THE SUBORDINATED DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT), BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

NOTE

THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE SPV INVESTMENT FACILITY REFERRED TO BELOW. TRANSFERS OF THIS NOTE AND THE OBLIGATIONS EVIDENCED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE LENDER PURSUANT TO THE TERMS OF SUCH SPV INVESTMENT FACILITY.

$10,000,000	New York, New York

July 5, 2023

FOR VALUE RECEIVED, the undersigned, ABACUS LIFE, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to ABACUS INVESTMENT SPV, LLC, a Delaware limited liability company (the “Lender”), the aggregate unpaid principal amount of the Term Loans made by the Lender to the undersigned pursuant to the SPV Investment Facility referred to below, which sum shall be payable at such times, at such location and in such amounts as are specified in the SPV Investment Facility.

The Borrower further agrees to pay interest on the unpaid principal amount of such Term Loan from time to time until such principal amount is paid in full at the applicable rate or rates per annum determined in accordance with the terms of the SPV Investment Facility. Interest hereunder is due and payable at such times and on such dates as set forth in the SPV Investment Facility.

This Note is the SPV Purchase and Sale Note referred to in, and is subject in all respects to, the SPV Investment Facility, dated as of July 5, 2023 (as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “SPV Investment Facility”), between Borrower and Lender, and (i) is entitled to the benefits thereof, (ii) is guaranteed as provided therein and in the other SPV Investment Documents and (iii) is subject to optional and mandatory prepayment in whole or in part as provided therein (subject to the Subordination Restrictions). Reference is hereby made to the SPV Investment Documents for a description of the guarantees (if any), the terms and conditions upon which the guarantee were granted (if any) and the rights of the holder of this Note in respect thereof. The holder hereof, by its acceptance of this Note, agrees to the terms of, and to be bound by and to observe the provisions applicable to the Lender contained in, the SPV Investment Facility. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the SPV Investment Facility or unless the context otherwise requires.

Upon the occurrence of any one or more of the Events of Default specified in the SPV Investment Facility (subject to any applicable cure rights and other limitations specified in the SPV Investment Facility), all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, in accordance with the terms of SPV Investment Facility.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive, to the maximum extent permitted by applicable law, presentment, demand, protest and all other notices of any kind under this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

[Signature Page Follows]

ABACUS LIFE, INC.

By:	/s/ Dani Theobald
Name: Dani Theobald
Title: General Counsel

[Signature Page to SPV Purchase and Sale Note]